UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008
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RENTECH, INC.
(Exact name of registrant as specified in its charter)

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Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (310) 571-9800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 17, 2008, Erich Tiepel gave notice that he was resigning from the Board of Directors of Rentech, Inc. (the “Company” or “Rentech”) effective as of the 2008 annual meeting of shareholders on April 18, 2008.   Mr. Tiepel has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On April 18, 2008 Rentech held its annual meeting of shareholders in Natchez, Mississippi, during which Rentech Chief Executive Officer D. Hunt Ramsbottom provided shareholders with a presentation regarding the year in review.  Mr. Ramsbottom’s presentation included an update on several key items for the Company, including that:

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the Company is nearing completion of its Product Demonstration Unit (“PDU”) near Commerce City, Colorado and production of first fuels is expected at the PDU around the end of June at a total estimated construction cost of approximately $80 - $85 million, representing an increase from the Company’s prior construction cost estimate;

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the Company continues to see strong demand and favorable market prices for the fertilizer products of its wholly-owned subsidiary, Rentech Energy Midwest Corporation's (“REMC”), and the Company is reaffirming its prior financial guidance at REMC for fiscal year 2008, including that the Company currently expects EBITDA at REMC for fiscal 2008 to exceed $40 million; and

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the Company has made additional progress with respect to its proposed synthetic fuels plant at a site near Natchez, Mississippi, including the release of requests for proposals for gasifers and receipt of bids for feedstock.

A copy of the presentation is available on the Company’s web site at www.rentechinc.com within the News and Events portion of the site under the Webcasts and Presentations section.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA is a presentation of “earnings before interest, taxes, depreciation and amortization.” Management believes that Non-GAAP EBITDA is a useful measure of financial performance that can help investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA from the Company’s fertilizer production facility, Rentech Energy Midwest Corporation, as a supplement to cash flow from operations as a way to assess the cash generated from our principal operating asset available for working capital and funding our commercialization efforts. However, we recommend that investors carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our quarterly earnings releases, and compare GAAP financial information with the non-GAAP financial results disclosed in our quarterly earnings releases and investor calls.  The principal adjustment to derive projected EBITDA from segment operating income for REMC determined under GAAP is depreciation and amortization presently estimated to be $9.2 million for the 2008 fiscal.

Forward-Looking Statements

Certain information included in this report contains, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, including the cost and schedule for our Product Demonstration Unit as well as projected financial performance at our fertilizer production facility. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include unexpected costs or time to complete our Product Demonstration Unit and fluctuations in the price of natural gas used at our fertilizer plant or in the prices and demand for the fertilizer products we sell, as well as the risk factors detailed in “Part I.—Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 and from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We undertake no responsibility to update any of the forward-looking statements after the date of this report to conform them to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 18, 2008	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel